Exhibit 10.31

MEDICALCV, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

No. of shares subject to option: 100,000

Date of grant: August 19, 2003

THIS OPTION AGREEMENT is entered into by and between MedicalCV, Inc., a Minnesota corporation (the “Company”), and Lawrence L. Horsch (the “Optionee”).

W I T N E S S E T H :

WHEREAS, the Company has agreed to grant Optionee an option to purchase shares of its common stock outside the Company’s stock option plans; and

WHEREAS, the Board of Directors of the Company (“Board”) has authorized and approved the grant of the following option (“Option”) on the terms set forth in this Agreement,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.                                       Nature of the Option.  This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended.  This Option is not granted pursuant to the Company’s 2001 Equity Incentive Plan.

2.                                       Grant of Option.  The Company grants to the Optionee, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or a part of an aggregate of 100,000 shares of Stock (the “Shares”) at the purchase price of $0.70 per share, such Option to be exercised as hereinafter provided.

3.                                       Terms and Conditions.  It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

(a)                                  Expiration Date.  Except as hereinafter provided, this Option shall expire ten years after the date of grant specified above.

(b)                                 Exercise of Option.  Subject to the terms of this Agreement regarding the exercisability of this Option, this Option shall be exercisable cumulatively, to the extent it is vested, as set forth in Schedule A.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule A.  This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Stock, or such lesser number of shares as may be vested.  Except upon a Change of Control as defined in Section 8 of this Agreement, if Optionee ceases to serve as the Company’s Chairman for any reason, this Option shall terminate with respect to non-vested option shares (as specified in Section 3(b) hereof).

(c)                                  Payment of Purchase Price Upon Exercise.  At the time of any exercise, the Exercise Price of the Shares as to which this Option is exercised shall be paid in cash to the Company.

(d)                                 Nontransferability.  This Option shall not be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative.  No transfer of this Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will and/or such other evidence as the Board may determine necessary to establish the validity of the transfer.

(e)                                  Acceleration of Option Upon Change in Control.  In the event of a Change in Control, as defined in Section 8, the provisions of Section 3(b) and Schedule A hereof pertaining to vesting shall cease to apply and this Option shall become immediately vested and fully exercisable with respect to all Shares; provided, however, that the provisions of this Subsection 3(e) shall not apply unless the Optionee has been engaged by the Company as Chairman of the Board for a period equal to or exceeding one calendar year.  No acceleration of vesting shall occur under this Subsection 3(e) in the event a surviving corporation or its parent assumes this Option or in the event the surviving corporation or its parent substitutes an option agreement with substantially the same terms as provided in this Agreement.  Nothing in this Subsection 3(e) shall limit the Committee’s authority to cancel this Option in accordance with Section 5.

(f)                                    Subject to Lock Up.  Optionee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities.  The Optionee agrees, for the benefit of the Company, that should such an underwritten public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of this Option or any of the Shares acquired upon exercise of this Option during the Lock Up Period; or sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired upon exercise of this Option.  The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein.  The term “Lock Up Period” shall mean the lesser of (x) 180 days or (y) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares.  The Lock Up Period shall commence on the effective date of the Registration Statement.

(g)                                 Not An Employment Contract.  The Option will not confer on the Optionee any right with respect to employment or continuance of service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of Optionee’s service at any time.

(h)                                 No Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any Shares prior to the date of issuance to the Optionee of a certificate for such Shares.

(i)                                     Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations (including, but not limited to, federal securities laws) and to such approvals by any government or regulatory agency as may be required.  This Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares of Stock prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Moreover, this Option may not be exercised if its exercise or the receipt of Shares of Stock pursuant thereto would be contrary to applicable law.

(j)                                     Withholding.  All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes.  At the election of the Optionee, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Optionee already owns, or to which the Optionee is otherwise entitled hereunder.

(k)                                  Adjustments.  Subject to any required action by the shareholders of the Company, the number of shares of common stock covered by the Option, as well as the price per share of common stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of outstanding common stock effected without receipt of consideration by the Company.  No other issuance by the Company of shares of stock or any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to the Option.

4.                                       Death of Optionee.  Upon the death of Optionee prior to the expiration of the Option, the following provisions shall apply:

(a)                                  If the Optionee is at the time of his death engaged by the Company or a Subsidiary and has been in continuous service (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee’s death or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of death.

(b)                                 If the Optionee dies within three (3) months after termination of Optionee’s service with the Company or a Subsidiary the Option may be exercised for nine (9) months following the date of Optionee’s death or the expiration date of the Option, whichever date is earlier, by the Optionee’s estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of termination.

5.                                       Termination of Relationship for Misconduct.  If the Board or the Committee reasonably believes that the Optionee has committed an act of misconduct or breached Optionee’s letter agreement with the Company, it may suspend the Optionee’s right to exercise this option pending a determination by the Board or the Committee.  If the Board or the Committee determines that the Optionee has committed an act of misconduct or breached Optionee’s letter agreement with the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise any option whatsoever.  For purposes of this Section 5, an act of misconduct shall include embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company, or if the Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company,   In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.

6.                                       Restrictions on Transfer.

(a)                                  Securities Law Restrictions.  Regardless of whether the offering and sale of common stock under this Agreement have been registered under the Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such common stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Act, the securities laws of any state or any other law.

(b)                                 Investment Intent at Grant.  Optionee represents and agrees that the Shares to be acquired upon exercising this Agreement will be acquired for investment, and not with a view to the sale or distribution thereof.

(c)                                  Investment Intent at Exercise.  In the event that common stock issued under this Agreement is not registered under the Act but an exemption is available which requires an investment representation or other representation, Optionee shall represent and agree at the time of exercise that the common stock being acquired upon exercising the Option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(d)                                 Legends.  All certificates evidencing Shares issued under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(e)                                  Removal of Legends.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of common stock but without such legend.

(f)                                    Administration.  Any determination by the Company and its counsel in connection with any of the matters set forth in this section shall be conclusive and binding on Optionee and all other persons.

7.                                       Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights exercisable by the Optionee or benefits deliverable to the Optionee under this Agreement have not been exercised or delivered, respectively, at the time of the Optionee’s death, such rights shall be exercisable by his Designated Beneficiary.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Optionee in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Optionee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Optionee, any rights that would have been exercisable by the Optionee and any benefits distributable to the Optionee shall be exercised by or distributed to the legal representative of the estate of the Optionee.  If a deceased Optionee designates a beneficiary and the Designated Beneficiary survives the Optionee but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

8.                                       Change in Control.  The term “Change in Control” shall mean:

(a)                                  the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

(b)                                 the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

(c)                                  the sale of all or substantially all of the assets of the Company.

9.                                       Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention: Chief Executive Officer; and any notice hereunder to the Optionee shall be addressed to the Optionee at the address last appearing in the Company’s records; subject to the right of either party to designate at any time hereunder in writing some other address.

10.                                 Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

11.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any other jurisdiction.

IN WITNESS WHEREOF, MedicalCV, Inc. has caused this Agreement to be executed by its Chief Executive Officer and the Optionee has executed this Agreement, both as of the day and year first above written.

MEDICALCV, INC.

/s/ Blair P. Mowery
By Blair P. Mowery
Its President and Chief Executive Officer

OPTIONEE

/s/ Lawrence L. Horsch
Lawrence L. Horsch

1404 Hilltop Ridge
Houlton, WI 54082

SCHEDULE A

OPTION AND VESTING DATA

Name of Optionee:	Lawrence L. Horsch
Number of Shares Subject to Option:	100,000
Date of Grant:	August 19, 2003
Vests in Full:	August 19, 2007

The foregoing vesting schedule may be accelerated upon the occurrence of the performance measures set forth below.

EVENT	AGGREGATE NUMBER OF SHARES EXERCISABLE

The Company completes the sale of $6.0 million of debt or equity financing between August 19, 2003 and January 31, 2004	33,333

The board of directors of the Company determines in good faith that any new product under development as of August 19, 2003 is authorized to move to the next phase of development on or before August 19, 2004.	33,333

The bid price of the common stock of the Company exceeds $1.50 for at least ten consecutive trading days between August 19, 2003 and August 19, 2004.	33,334

The above vesting schedule assumes an ongoing relationship with the Company.  Your rights to exercise the unvested portion of your option will cease upon termination of your relationship with the Company, subject to Change in Control provisions set forth in Section 8 of the Agreement.  Reference is made to relevant sections of the Agreement between you and the Company for your rights to exercise the vested portion of your option in the event of termination of your relationship with the Company during your lifetime or upon death.  The above vesting schedule is in all respects subject to the terms of those documents.

OPTIONEE	MEDICALCV, INC.

/s/ Lawrence L. Horsch	/s/ Blair P. Mowery
Lawrence L. Horsch	By Blair P. Mowery
Its President and Chief Executive Officer

NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Purchased Shares	Balance of Shares on Option	Authorized Signature	Date